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                                                                    EXHIBIT 10.6

        GENERAL TRANSPORTATION TERMS
           MOTOR CARRIER

1. PERSONNEL AND EQUIPMENT. Carrier will be deemed an independent contractor to Chrysler and will provide all resources necessary to perform transportation services. Carrier may subcontract transportation services, subject to Chrysler's consent. Individuals engaged by Carrier will be considered employees or subcontractors of Carrier and will be subject to discharge, discipline and control solely and exclusively by Carrier.

2. COMMODITY LOSS AND DAMAGE Carrier's performance of transportation services without loss or damage to Commodities is an essential obligation of this Agreement. Carrier will meet the requirements and objectives of all written programs, practices and procedures instituted by Chrysler regarding the quality of transportation services. Carrier is deemed to have care, control, custody and possession of Commodities from the time they are tendered to the Carrier for transportation until delivery to Chrysler or its consignee. During such period, Carrier assumes full responsibility for any and all loss of or damage to Commodities. Carrier will promptly act on all claims submitted by Chrysler or its agent.

3. INSURANCE AND INDEMNIFICATION. Carrier will furnish to Chrysler and maintain in effect during the term of this Agreement, at its sole expense, insurance in amounts and coverage (including self insurance coverage) satisfactory to Chrysler. Such insurance will be primary to, and not excess over or contributory with, any other valid, applicable and collectible insurance in force for Chrysler. Except for Commodity loss and damage claims filed by Chrysler or its agent that are governed by Section 2, Carrier will defend, indemnify and hold harmless Chrysler, its parent corporation, subsidiaries, officers, directors and employees, from and against any and all claims, liabilities, losses, damages, penalties, fees, and expenses in connection with 1) injury to or the death of any person, 2) damage to or loss of an property of any person, or 3) the violation of or noncompliance with any law or regulation, to the extent such claims, liabilities, losses, damages, penalties, fees or expenses result from or arise out of any act or omission of the indemnifying party, or its employees or subcontractors, in connection with the performance of transportation services. Consistent with these obligations, the parties agree that effective upon Carrier's written concurrence below, any loss and damage claims not acted on by Carrier within 90 days from the date of Chrysler's written claim are deemed untimely. Notwithstanding any other rights that Chrysler may have under the terms of the Agreement, Chrysler may debit Carrier for: 1) the amount of the untimely claim. and 2) an amount of interest on the untimely claim computed from the date of the claim at the rate of interest set forth in the claim.

4. COMPLIANCE WITH REGULATIONS. Carrier will obtain, at its own expense. all licenses, permits and approvals required under any applicable government statute or regulation for the transportation of Commodities. Carrier will obey all applicable governmental taws and regulations connected with the transportation of Commodities.

5. FORCE MAJEURE. The obligation of Carrier to furnish and of Chrysler to use transportation services will be temporarily suspended during any period in which either of


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         the parties is unable to comply with this Agreement because of fire, flood, civil commotion, government interference or regulations, or any other events similar to the foregoing that are beyond the reasonable control of, and are not due to the negligence of, the party claiming force majeure. The parties will make all reasonable efforts to continue to meet their obligations for the duration of the force majeure. Chrysler will have the right to use other transportation services during the period of force majeure, and any shipments made on alternate carriers during any Carrier declared force majeure will be counted towards Chrysler's volume obligation, if any, to Carrier.

6. PRECEDENCE OVER APPLICABLE TARIFFS. To the extent permitted by applicable laws and regulations, the terms of this Agreement will prevail over any rules, regulations, tariffs, tariff circulars and terms and conditions of bills of lading regarding transportation of Commodities.

7. DEFAULT, CURE AND TERMINATION. In the event that Carrier fails to perform any of its obligations herein, Chrysler will give the Carrier written notice specifying the nature of the default and demanding cure satisfactory to Chrysler within thirty (30) days following receipt of the demand to cure. Failing such cure, Chrysler will have the right: 1) to cease tendering all or a portion of Commodities for future shipments, or 2) to terminate the Agreement. If Carrier's default is related to transit times. then Chrysler may also, at any time and without written notice as provided above, use alternate carriers to transport all or a portion of Commodities. Carrier recognizes that Commodities must be shipped on a timely basis and without loss or damage in order for Chrysler to avoid loss and expense as a consequence of plant shutdowns, schedule realignments, off-line repairs or the necessity of procuring higher-cost alternate transportation.

8. INSPECTION AND AUDIT. Chrysler my, on reasonable notice, inspect any Commodity and any equipment used to handle and transport Commodities wherever located. Chrysler may also, on reasonable notice, inspect Carrier's records relating to Deportation of Commodities. Chrysler may, at any time and with notice to Carrier, remove Commodities from Carrier's care, possession, custody or control.

9. MISCELLANEOUS CLAUSES. This Agreement will be binding on permitted successors and assigns. The failure to exercise any of the terms of this Agreement will not be construed as a continuing waiver of such term.

         Neither this Agreement nor any of the duties herein may be assigned or delegated without the written permission of the other party.

         Carrier will notify Chrysler of all relevant information regarding any actual or potential labor dispute delaying or threatening to delay timely performance of this Agreement.

         If any provision of this Agreement is held to be legally invalid or unenforceable, such provision will be deemed omitted and all other provisions of this Agreement will continue in force.


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         Carrier will not, without the prior written consent of Chrysler, advertise or publish in any manner the rates established herein or use the name or trademarks of Chrysler, its products or any of its associated companies.

         All notices or communications which are required to be given under this Agreement will be sent by regular or certified mail, postage prepaid, to the other party at the business address specified in this Agreement. Notices may also be communicated by any electronic means which can produce a written copy provided that acknowledgment of receipt of the electronic communication notice is obtained.

         The terms of this Agreement will be governed by the laws of the State of Michigan (without regard to its conflicts of laws rules), except to the extent preempted by federal law.

10. ENTIRE AGREEMENT. This Agreement, which consists of the Transportation Contract, General Transportation Terms and other documents referred to herein, constitute the complete and entire agreement between Carrier and Chrysler for the transportation services defined herein and supersedes all prior and contemporaneous proposals, representations, statements, agreements and promises, express or implied, with respect thereto. This Agreement may be amended only in a writing signed by the parties.


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CONTRACT ADDENDUM


AGREEMENT REGARDING FUTURE RATE ADJUSTMENTS DUE TO DIESEL FUEL PRICE FLUCTUATION

Haulaway rates established in the agreement between the Carrier and DalmlerChrvsler will be subject to a fuel price adjustment based on the Department of Energy (D.O.E.) National Diesel Fuel Price Average. The fuel adjustment will be made quarterly based on the previous three-month D.0.E. Diesel Fuel Price Average. The percentage of adjustment will be determined according to the following methodology:

         1) Records will be maintained of the weekly D.O.E. self service diesel (with taxes) national average price.

         2) At the end of each quarter, the straight average of weekly prices will be calculated.

         3) The % change in the average fuel price will be calculated on the difference between the quarter just ended and the previous quarter.

         4) The % adjustment to rates will be established as follows: the % change in quarterly average price X Carrier's Fuel Cost as a % of Total Cost = % of rate adjustment (the fuel adjustment factor).

         5) Rates will be adjusted effective the 15th day of the first month after the end of each quarter.

Rates will be based on a fuel cost average of [XXX]. Allied's fuel percent of total cost is [XXX%] for U.S. contracts and [XXX%] for Canadian contracts.

-------------------------------------------------------

[XXX] represents material deleted per the Company's request for Confidential Treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.




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                                      RATES


         The rate information contained in 22 pages of attachments to this Agreement has been omitted pursuant to the Company's Request for Confidential Treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.